UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2012

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On July 12, 2012, the Board of Directors of OPKO Health, Inc. (the “Company”) approved the appointment of Juan F. Rodriguez, 44, to the position of Senior Vice President, Chief Financial Officer, effective on July 16, 2012. Mr. Rodriguez will receive an annual base salary of $275,000, and will be eligible to participate in bonus programs offered by the Company to other executive officers from time to time. Mr. Rodriguez will also be eligible to participate in the Company’s benefit plans available to the Company’s executive officers.

Effective July 16, 2012, the Company granted Mr. Rodriguez stock options to purchase 300,000 shares of common stock of the Company. The stock options vest in four equal annual installments beginning on July 16, 2013.

Immediately prior to joining OPKO, Mr. Rodriguez, was serving as a consultant since 2007 to Cognitec Systems GmbH, a German software developer. From 1995 to 2007, prior to its acquisition by Abbott Laboratories, Mr. Rodriguez had been with Kos Pharmaceuticals, Inc., a publicly traded, specialty pharmaceutical company engaged in the development and commercialization of proprietary prescription products. During his approximately twelve years at Kos, Mr. Rodriguez held various positions of increasing responsibility, including serving as Interim Chief Financial Officer, and last serving as Senior Vice President, Controller and Corporate Administration. Prior to joining Kos, Mr. Rodriguez was employed by Arthur Andersen LLP from 1991 to 1994. Mr. Rodriguez has direct experience in all relevant financial disciplines, including transaction support (acquisitions, divestitures, strategic transactions, restructuring and capital markets), international corporate finance, treasury, accounting and control, business planning and analysis, tax, risk management, and corporate development. Mr. Rodriguez is a Certified Public Accountant and obtained his Bachelor of Accounting from Florida International University.

Mr. Rodriguez replaces Rao Uppaluri, who on July 10, 2012, submitted his notice of retirement from his position as Senior Vice President, Chief Financial Officer of the Company to be effective on July 16, 2012, and upon the appointment of a new chief financial officer. In connection with his retirement, Mr. Uppaluri will provide consulting services to the Company for a period of eighteen months. In exchange for such services, Mr. Uppaluri will receive $310,000, his current annual base salary, payable over the consulting term, as well as continuation of certain insurance benefits. In addition, the Company will accelerate the vesting of his unvested stock option awards on the effective date of his retirement.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing Mr. Uppaluri’s retirement and Mr. Rodriguez’s appointment on July16, 2012. A copy of that press release is furnished as exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated July 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

July 16, 2012	By:	Adam Logal

Name: Adam Logal
Title: VP Finance, CAO & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated July 16, 2012